Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-236761, 333-253536, 333-262984, 333-267885, 333-269941, 333-271642, 333-290372, 333-199236, 333-214499, 333-216325, 333-223238, and 333-229850) of Wayfair Inc. of our report dated February 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 19, 2026